LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: Investor Contact: A. Charles Wilson Berkman Associates Chairman (310) 927-3108 (818) 787-7000 info@BerkmanAssociates.com

Trio-Tech Reports Fourth Quarter and Fiscal 2021 Results

Van Nuys, CA –October 1, 2021 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the fourth quarter and fiscal year ended June 30, 2021.

Fourth Quarter Results
Revenue for the fourth quarter of fiscal 2021 increased 30% to $9,308,000 compared to $7,179,000 for the fourth quarter of fiscal 2020, driven by a 40% increase in manufacturing revenue, a 36% increase in testing services revenue and a 2% increase in distribution revenue.
Gross margin increased 68% to $2,222,000, or 24% of revenue, compared to $1,323,000, or 18% of revenue, for the fourth quarter of fiscal 2020. Income from operations increased to $359,000 compared to an operating loss of $629,000 in the fourth quarter last year.
The Company recorded a one-time, non-cash impairment charge of $1,580,000 in the fourth quarter of fiscal 2021 related to the doubtful recovery of a down payment on shop lots in the Singapore Theme Resort Project in Chongqing, China. We elected to take this non-cash impairment charge because of increased uncertainties regarding the project’s viability given the developers weakening financial condition as well as uncertainties arising from the negative real-estate environment in China, implementation of control measures on real-estate lending and its relevant government policies, together with effects of the ongoing pandemic.
The net loss for the fourth quarter of fiscal 2021 was $996,000, or $0.25 per share, compared to net income of $109,000, or $0.03 per diluted share, in the fourth quarter last year. The one-time, non-cash impairment charge had no effect on the operations of Trio-Tech’s core business.
Backlog rose 45% to $13,503,000 at June 30, 2021, up from $9,340,000 at June 30, 2020. Cash and cash equivalents increased 41% to $5,836,000 at the end of fiscal 2021 compared to $4,150,000 at the close of fiscal 2020. Shareholders' equity at June 30, 2021 was $26,053,000, or $6.66 per outstanding share, compared to $25,146,000, or $6.85 per outstanding share, at June 30, 2020. There were approximately 3,913,055 common shares outstanding at June 30, 2021.

CEO Comments
S.W. Yong, Trio-Tech's CEO, said, “Our strong improvements in fourth quarter revenue, gross margin and operating income marked an encouraging conclusion to an otherwise difficult year for Trio-Tech. The one-time, non-cash impairment charge does not affect our cautious optimism as we enter the new fiscal year, although we recognize that the effects of the COVID-19 pandemic are only now beginning to recede and business conditions remain fragile. We continue to adhere to our long-standing strategy of providing first class products and services while maintaining tight control over operating costs, a strategy that has served us well for more than 60 years.”
Yong noted that the Company has recently received an order confirmation and is negotiating a five-year contract to establish a new facility in China to supply testing and burn-in services for a number of various semiconductor components with applications in computing and automotive electronics. “Only a few miles from our current China operations, this facility demonstrates the confidence and trust Trio-Tech’s customers place in our ability to provide continuing close-in support adjacent to their new testing operations,” he added.
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16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

Trio-Tech Reports Fourth Quarter and Fiscal 2021 Results
October 1, 2021
Page Two

Fiscal 2021 Results
For the fiscal year ended June 30, 2021, overall revenue decreased 6% to $32,462,000 compared to $34,465,000 in fiscal 2020. Manufacturing revenue increased by 13%, which was offset by a 7% and 32% decrease in testing services revenue and distribution revenue respectively, compared to fiscal 2020.
Fiscal 2021, gross margin improved 3%, to 24% of revenue compared to 21% of revenue for fiscal 2020. Gross margin improved, despite the $2,003,000 decline in revenue, due to the Company’s establishment of effective cost control programs for its testing services operations.
The net loss for fiscal 2021 was $591,000, or $0.16 per share, including the $1,580,000 impairment loss related to the Singapore Theme Resort Project in the fourth quarter. Net income for fiscal 2020 was $878,000, or $0.24 per diluted share, which included a gain of $1,172,000 from the sale of real estate and $718,000 in government grants to mitigate the effects of the pandemic.
Trio-Tech also announced that it has restated certain items in its financial statements for the fiscal year ended June 30, 2020 to correct an error regarding the accounting for stock options. This correction had the effect of decreasing retained earnings by $621,000, increasing general and administrative expenses by $88,000 and additional paid-in-capital by $621,000. As a result, restated net income for fiscal 2020 was $878,000 or $0.24 per diluted share, compared to previously reported net income for fiscal 2020 of $966,000 or $0.26 per diluted share.

About Trio-Tech
Established in 1958, Trio-Tech International is located in Van Nuys, California, with its Principal Executive Office and regional headquarter in Singapore. Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Our subsidiary locations include Tianjin, Suzhou, Chongqing in China, as well as Kuala Lumpur Malaysia and Bangkok Thailand. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com and www.universalfareast.com.

Forward Looking Statements
This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; public health issues related to the COVID-19 pandemic; trade tension between U.S and China and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
AUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020
Revenue		(Restated)		(Restated)
Manufacturing	$3,827	$2,724	$13,151	$11,605
Testing services	3,828	2,822	13,846	14,840
Distribution	1,647	1,620	5,437	7,958
Real estate	6	13	28	62
	9,308	7,179	32,462	34,465
Cost of Sales
Cost of manufactured products sold	2,954	2,138	9,809	8,927
Cost of testing services rendered	2,780	2,307	10,431	11,353
Cost of distribution	1,333	1,393	4,475	6,847
Cost of real estate	19	18	77	72
	7,086	5,856	24,792	27,199
Gross Margin	2,222	1,323	7,670	7,266
Operating Expenses:
General and administrative	1,693	1,745	6,938	7,064
Selling	90	132	446	679
Research and development	80	75	357	355
Impairment loss on long-lived assets	--	--	--	139
Gain on disposal of property, plant and equipment	--	--	(1)	(24)
Total operating expenses	1,863	1,952	7,740	8,213
Income/ (Loss) from Operations	359	(629)	(70)	(947)
Other (Expenses) Income
Interest expense	(30)	(44)	(126)	(230)
Other income, net	148	116	363	334
Government grant	102	406	514	778
Impairment loss on other assets	(1,580)	--	(1,580)	--
Gain on sale of properties	--	--	--	1,172
Total other (expenses) income	(1,360)	478	(829)	2,054
(Loss) Income from Continuing Operations before Income Taxes	(1,001)	(151)	(899)	1,107
Income Tax (Expenses) Benefit	(103)	124	(228)	12
(Loss) Income from Continuing Operations before Non-controlling Interest, net of tax	(1,104)	(27)	(1,127)	1,119
(Loss) Gain from discontinued operations, net of tax	(2)	18	(28)	(3)
NET (LOSS) INCOME	(1,106)	(9)	(1,155)	1,116
Less: Net (loss) income attributable to the non-controlling interest	(110)	(118)	(564)	238
Net (loss) income attributable to Trio-Tech International	(996)	109	(591)	878
Net Income Attributable to Trio-Tech International:
(Loss) Income from continuing operations, net of tax	(993)	99	(575)	879
(Loss) Gain from discontinued operations, net of tax	(3)	10	(16)	(1)
Net (Loss) Income Attributable to Trio-Tech International	(996)	109	(591)	878

Basic (Loss) Earnings per Share - Continuing Operations	$(0.26)	$0.03	$(0.16)	$0.24
Basic Loss per Share - Discontinued Operations	--	--	--	--
Basic (Loss) Earnings per Share	$(0.26)	$0.03	$(0.16)	$0.24
Diluted (Loss) Earnings per Share – Continuing Operations	$(0.25)	$0.03	$(0.15)	$0.24
Diluted Loss per Share – Discontinued Operations	--	--	--	--
Diluted (Loss) Earnings per Share	$(0.25)	$0.03	$(0.15)	$0.24
Weighted Average Shares Outstanding - Basic	3,768	3,673	3,768	3,673
Weighted Average Shares Outstanding - Diluted	3,898	3,677	3,885	3,726

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
AUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2021	2020	2021	2020
		(Restated)		(Restated)
Comprehensive Income Attributable to Trio-Tech International Common Shareholders:

Net (loss) income	$(1,106)	$(9)	$(1,155)	$1,116
Foreign currency translation, net of tax	133	309	1,248	(742)
Comprehensive (Loss) Income	(973)	300	93	374
Less: Comprehensive (Loss) Income
attributable to non-controlling interests	(117)	(156)	(572)	220
Comprehensive (Loss) Income
Attributable to Trio-Tech International	$(856)	$456	$665	$154

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	June 30,
	2021	2020
		(Restated)
ASSETS	(Audited)
CURRENT ASSETS:
Cash and cash equivalents	$5,836	$4,150
Short-term deposits	6,651	6,838
Trade accounts receivable, net	8,293	5,951
Other receivables	662	998
Inventories, net	2,080	1,922
Prepaid expenses and other current assets	418	341
Financed Sales Receivable	19	--
Total current assets	23,959	20,200
Deferred tax assets	217	247
Investment properties, net	681	690
Property, plant and equipment, net	9,531	10,310
Operating lease right-of-use assets	1,876	944
Other assets	262	1,609
Financed Sales Receivable	39	--
Restricted term deposits	1,741	1,660
Total non-current assets	14,347	15,460
TOTAL ASSETS	$38,306	$35,660

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Lines of credit	$72	$172
Accounts payable	3,702	2,590
Accrued expenses	3,363	3,005
Income taxes payable	314	344
Current portion of bank loans payable	439	370
Current portion of finance leases	197	231
Current portion of operating leases	672	477
Current portion of PPP loan	--	54
Total current liabilities	8,759	7,243
Bank loans payable, net of current portion	1,621	1,836
Finance leases, net of current portion	253	435
Operating leases, net of current portion	1,204	467
Income taxes payable	385	430
PPP loan, net of current portion	--	67
Other non-current liabilities	31	36
Total non-current liabilities	3,494	3,271
TOTAL LIABILITIES	12,253	10,514
EQUITY
TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,913,055 and 3,673,055 shares issued and outstanding at June 30, 2021 and June 30, 2020, respectively	12,178	11,424
Paid-in capital	4,233	3,984
Accumulated retained earnings	6,824	7,415
Accumulated other comprehensive gain-translation adjustments	2,399	1,143
Total Trio-Tech International shareholders' equity	25,634	23,966
Non-controlling interest	419	1,180
TOTAL EQUITY	26,053	25,146

TOTAL LIABILITIES AND EQUITY	$38,306	$35,660